                                                                    Exhibit 23.1



              Consent of Independent Certified Public Accountants
              ---------------------------------------------------




Vitafort International Corporation
Los Angeles, California


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 15, 1999, relating to the consolidated financial statements of Vitafort International Corporation which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



BDO SEIDMAN, LLP
Los Angeles, California
December 17, 1999